UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2007

XSINVENTORY

(Exact name of registrant as specified in its charter)

Nevada	333-118632	71-0934772
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2950 E. Flamingo Rd., Suite E-6D Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 866-5840

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to the Rights of Security Holders.

Stock Dividend/Split

On January 23, 2007, we issued a stock dividend whereby each holder of our common stock, on the record date of January 22, 2007, received a stock dividend of four additional shares for every one share held. The total shares outstanding after the dividend was 19,865,695.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XSINVENTORY

By:/s/ Michael Evangelista
Michael Evangelista, President

Date: February 1, 2007